Exhibit 10.44

BUILDING MATERIALS HOLDING CORPORATION

1999 DEFERRED COMPENSATION PLAN
FOR DIRECTORS

Effective Date: August 1, 1999

As Amended as of November 18, 2002

i

BUILDING MATERIALS HOLDING CORPORATION
1999 DEFERRED COMPENSATION PLAN
FOR DIRECTORS

Building Materials Holding Corporation, a Delaware corporation (referred to hereafter as the “Company”) hereby establishes an unfunded plan for the purpose of providing deferred compensation for a select group of nonemployee directors and management consultants.

R E C I T A L S

WHEREAS, those Participants identified by the Compensation Committee of the Board of Directors of the Company or any other committee designated by the Board of Directors of the Company to administer this Plan in accordance with Section 8 hereof (hereinafter referred to as the “Committee”) as eligible to participate in this Plan (each of whom are referred to hereafter as the “Participant” or collectively as the “Participants”) provide services to the Company; and

WHEREAS, Company desires to adopt an unfunded deferred compensation plan and the Participants desire the Company to pay certain deferred compensation and/or related benefits to or for the benefit of Participants, or a designated Beneficiary, or both;

NOW, THEREFORE, the Company hereby establishes this deferred compensation plan.

SECTION 1
DEFINITIONS

1.1 “Account” shall mean the separate account(s) established under this Plan and the Trust for each Participant. The term Account shall include the Cash Account and the Stock Account, except where the context indicates otherwise. Company shall furnish each participant with a statement of his or her account balances at least annually.

1.2 “Beneficiary” shall mean the Beneficiary designated by the Participant to receive Participant’s deferred compensation benefits in the event of his or her death.

1.3 “Change in Control” shall have the meaning set forth in Section 5.1 of the Plan.

1.4 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

1.5 “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or any other committee designated by the Board of Directors of the company to administer this Plan in accordance with Section 8 hereof.

1.6 “Compensation” shall mean any and all cash amounts ("Fees") payable or shares of Common Stock ("Shares") issuable by the Company to Participants for services rendered as described in Section 3.3.

1.7  "Effective Date" shall mean August 1, 1999.

1.8 "Participant" shall mean any individual who is either (a) a member of the Board of Directors who is not an employee of Company, or (b) providing management consultation to the Company in his or her capacity as an independent contractor.

1.9 "Company" shall mean Building Materials Holding Corporation, a Delaware Corporation, and any successor organization thereto.

1.10 "Company Contributions" shall mean the Company's discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.

1.11  "Hardship" shall have the meaning set forth in Section 3.5 of the Plan.

1.12  "Plan Year" shall mean the year beginning each January 1 and ending December 31; notwithstanding the foregoing, the initial Plan Year shall mean the period beginning with the Effective Date and ending on December 31, 1999.

1.13 "Plan" shall mean the Building Materials Holding Corporation 1999 Deferred Compensation Plan For Directors.

1.14 "Permanent Disability" shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Company's Long Term Disability Plan. A Participant will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Company, in its sole discretion.

1.15 "Trust" or "Trust Agreement" shall mean the Building Materials Holding Corporation 1999 Deferred Compensation Plan Rabbi Trust Agreement For Directors, including any amendments thereto, entered into between the Company and the Trustee to carry out the provisions of the Plan.

1.16 "Trust Fund" shall mean the cash and other assets and/or properties held and administered by Trustee, other than Shares, pursuant to the Trust to carry out the provisions of the Plan.

1.17  "Trustee" shall mean the designated Trustee acting at any time under the Trust.

SECTION 2
ELIGIBILITY

2.1 Eligibility. Eligibility to participate in the Plan shall be limited to Participants of the Company who (a) are classified as nonemployee directors or independent contractors, and (b) have been selected by the Committee to participate in the Plan. The Committee shall designate Participants who shall be covered by this Plan in a separate Acknowledgment (in the form attached hereto as Appendix 1) for each such Participant. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Participant and delivered to the Company, provided that deferral of Compensation under the Plan shall not commence until the Participant has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in the Acknowledgment should be construed to require any contributions to the Plan on behalf of the Participant by Company.

SECTION 3
DEFERRED COMPENSATION

3.1  Deferred Compensation.

(a) Each Eligible Participant may elect, in accordance with Section 3.3 of this Plan, to defer annually the receipt of a portion of the Fees and/or Shares for active service otherwise payable to him or her by Company during each year or portion of a year that the Participant shall provide services to the Company. The minimum dollar amount of Fees that may be deferred per annum is $5,000. The minimum percentage of Shares that may be deferred per annum is 100%.

(b) Accounts. The Company shall establish on its books one or two separate accounts (individually, an "Account" and collectively, the "Accounts") for each Participant who participates in the Plan: a Stock Account and a Cash Account. The number of Shares deferred by a Participant shall be credited to the Stock Account. Fees deferred by a Participant shall be credited to the Stock Account or the Cash Account as elected by the Participant at the time the Participant elects to defer Fees. Such election may be divided between the two Accounts in increments of 25 percent of the deferred Fees covered by the election. An election between the Stock Account and the Cash Account shall be irrevocable as to the deferred Fees covered by the election and no transfers between the Stock Account and the Cash Account shall be permitted. The credit for deferred Fees shall be entered on the Company's books of account each quarter at the time that Fees are paid to other Participants who do not elect to defer the payment of such Fees. The credit for deferred Shares shall be entered on the Company's books of account as soon as practicable after the Company's annual shareholders' meeting of the year subject to the deferral. No special fund shall be established nor shall any notes or securities be issued by the Company with respect to a Participant's Accounts.

(c) Stock Account. A Participant's Stock Account shall be denominated in shares of Common Stock, including fractional shares. With respect to the number of Shares deferred to a Participant's Stock Account, the Account will be credited with a number of shares equal to the deferred shares granted. With respect to each amount of Fees deferred to a Participant's Stock Account, the Stock Account shall be credited with a number of shares equal to the deferred Fees divided by the fair market value of the shares of Common Stock on the date the Fees would otherwise have been payable.

(d) Changes to Elections. The amount or percentage of Fees or Shares that Participant elects to defer under Section 3.3 will remain constant for the year of the election and shall not be subject to change during such year; each such election or discontinuance of election will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Company by the Participant in accordance with Section 3.3 of the Plan.

(e) Company shall not be obligated to make any other contribution to the Plan on behalf of any Participant at any time. Company may make Company Contributions to the Plan on behalf of one or more Participants. Company Contributions, if any, made to Cash Accounts of Participants shall be determined in the sole and absolute discretion of the Company, and may be made without regard to whether the Participant to whose Cash Account such contribution is credited has made, or is making, contributions pursuant to Section 3.1(a). The Company shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Company Contributions, and Company shall have sole and absolute discretion as to the allocation of Company Contributions among participating Participant Cash Accounts. The use of any particular formula or basis for making a Company Contribution in one year shall not bind or obligate the Company to use such formula or basis in any other year. .

3.2 Payment Of Account Balances.

(a) The Participant shall elect whether he or she will receive distribution of his or her entire Cash Account and Stock Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of association of Participant with Company, (iv) upon the earlier to occur of (A) termination of Participant's association with Company or (B) passage of a specified number of years, or (v) upon the later to occur of (A) termination of Participant's association with Company or (B) passage of a specified number of years, as elected by Participant in accordance with the form attached hereto as Appendix 2. A designation of the date of distribution shall be required as a condition of participation under this Plan. The Participant shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of five or ten years for the cash distribution or annual installments over a designated period up to five years for the stock distribution, pursuant to the provisions of Section 3.2(d. Any change to such election regarding the timing and form of distribution shall be required of the Participant prior to the year of participation and must be in affect for at least one year prior to a distribution while continuously employed. If the eligible employee’s most recent change of payment designation has not been filed one (1) calendar year prior to the year in which the employee ceases as an employee of the Company, the prior election shall be used to determine the form of payment. These elections shall be made in accordance with Section 3.4 of this Plan.

(b) Upon termination of Participant's association with Company by reason of death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), Participant or Participant's designated Beneficiary will be entitled to receive all amounts credited to the Cash Account or Stock Account of Participant as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Upon termination of Participant's association with Company by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Company may, in the sole discretion of the Committee, distribute to Participant or Participant's designated Beneficiary all amounts credited to the Participant's Cash Account and all Shares credited to the Participant's Stock Account as of the date of such termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable, pursuant to the provisions of Section 3.2(d).

(c) Upon the death of Participant prior to complete distribution to him or her of the entire balance of his or her Cash Account or Stock Account (and after the date of termination of employment with Company), the balance of his or her Cash Account or Stock Account on the date of death shall be payable to Participant's designated Beneficiary pursuant to Section 3.2(d).

(d) The Company shall distribute or direct distribution of the balance of amounts or number of Shares previously credited to Participant's Cash Account or Stock Account, in a lump sum, or in monthly installments over a period of five (5) or ten (10) years as Participant shall designate. A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a). Subsequent installments, if any, shall be made on the first day of each month following the first installment as determined by Company. The amount of each installment shall be calculated by dividing the Cash Account balance or the number of Shares in the Stock Account as of the date of the distribution by the number of installments remaining pursuant to the Participant's distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Participant's distribution election shall be in the form attached hereto as Appendix 2.

(e) A director (or, after a director’s death, his or her Beneficiary) may elect, at any time, to withdraw all or part of his or her Account balance less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Permanent Disability, death or termination of employment, and whether or not the Employee (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Employee (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Employee (or his or her Beneficiary) shall be paid the Withdrawal Amount within 20 days of his or her election. Once the Withdrawal Amount is paid, the withdrawal penalty shall be permanently forfeited.

3.3 Election To Defer Compensation. Each election of a Participant to defer Compensation as provided in Section 3.1 of this Plan shall be in writing, signed by the Participant, and delivered to Company, together with all other documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to Participant; provided, however, that an Participant who is elected as a director during a Plan Year shall have twenty (20) days from the date of such election in which to submit the required election documents for the then-current Plan Year. For the Plan Year beginning August 1, 1999 only, each Participant shall have until August 20, 1999, in which to make an election for that Plan Year. Any deferral election made by Participant shall be irrevocable with respect to any Compensation covered by such election, including Compensation payable in the Plan Year in which the election suspending or modifying the prior deferral election is delivered to Company. The Company shall withhold the amount or percentage of Compensation specified to be deferred in equal amounts at the time or times such Compensation is or otherwise would be paid to the Participant. The election to defer Compensation shall be in the form attached as Appendix 3.

3.4 Distribution Election. Each distribution election of an Participant as provided in Section 3.2 of this Plan shall be in writing, signed by the Participant, and delivered to Company, together with all other documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the distribution election is to apply; provided, however, that a Participant who is elected as a director during a Plan Year and becomes eligible immediately to participate in the Plan shall have twenty (20) days from the date of such election in which to submit the required election documents for the then-current Plan Year. For the Plan Year beginning August 1, 1999 only, each Participant shall have until August 31, 1999, in which to make a distribution election for that Plan Year. Any distribution election made by Participant shall be irrevocable with respect to any Compensation covered by such election. Participant's distribution election shall be in the form attached hereto as Appendix 2. Benefits payable to a Participant from a Stock Account shall only be paid to such Participant as a distribution of Common Stock plus cash for fractional shares. Benefits payable to a Participant from a Cash Account shall only be paid to such Participant in cash.

3.5 Payment Upon Change in Control. Notwithstanding any other provisions of this Plan, the aggregate balances credited to and held in the Participants' Cash Account or Stock Account shall be distributed to Participants in a lump sum within thirty (30) days of a Change in Control, as defined in Section 5.1.

3.6 Hardship.

(a) A Participant may apply for distributions from his or her Cash Account or Stock Account to the extent that the Participant demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship. For purposes of this Section 3.6, a distribution is made on account of Hardship only if the distribution is made on account of an unforeseeable immediate and heavy financial need of the Participant and is necessary to satisfy that financial need. Whether a Participant has an immediate and heavy financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall include, but not be limited to: the need to pay funeral expenses of a family member; the need to pay expenses for medical care for Participant, the Participant's spouse or any dependent of Participant; or payments necessary to prevent the eviction of Participant from Participant's principal residence or foreclosure on the mortgage on that residence. A Hardship distribution shall not exceed the amount required to relieve the financial need of the Participant, nor shall a Hardship distribution be made if the need may be satisfied from other resources reasonably available to the Participant. For purposes of this paragraph, a Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. Prior to approving a Hardship distribution, Company shall require the Participant to certify in writing that the Participant's financial need cannot reasonably be relieved:

(i)  through reimbursement or compensation by insurance or otherwise;

(ii) by cessation of elective contributions or Participant contributions under the Plan; or

(iii) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or any other organization maintaining a plan in which the Participant participates, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

(b) Any Participant receiving a Hardship distribution under this section shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new Election of Deferral must be submitted to the Company as a condition of participation in the Plan.

3.7 Participant's Rights Unsecured. The right of the Participant or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Cash Account or Stock Account or any other specific assets of the Company, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Company or any other person.

3.8 Investment of Contribution.

(a) The investment options available to each Participant shall be determined by the Company and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Each Participant shall have the sole and exclusive right to direct the Trustee as to the investment of his or her Cash Account in accordance with policies and procedures implemented by the Trustee. Company shall not be liable for any investment decision made by any Participant while such funds are held by the Trustee.

(b) Cash Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Participant and made by the Trustee, until the Cash Account has been fully distributed to the Participant or to the Participant's designated Beneficiary. Stock Accounts shall only be credited with any dividends or other distributions received in respect of the Shares.

(c) Notwithstanding in this Section 3.8 to the contrary, the Committee may determine not to take account of Participant's designated investments and determine to have the Participant's Account invested in any other manner as the Committee shall determine.

3.9 Voting of Shares Held in Stock Accounts. At the time of mailing of notice of each annual or special stockholders' meeting of the Company, the Company shall send a copy of the notice and all proxy solicitation materials to each Participant who has Shares held in a Stock Account, together with a voting direction form for return to the proxy holder or its designee. The Participant shall have the right to direct the proxy holder as to the manner in which the proxy holder is to vote the Shares credited to the Participant's Stock Account. The proxy holder shall not vote shares for which it has received no directions from the Participant. With respect to all rights other than the right to vote, the Company shall follow the directions of the Participant and if no such directions are received, the directions of the Committee.

SECTION 4
DESIGNATION OF BENEFICIARY

4.1 Designation of Beneficiary. Participant may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by Participant via written notice thereof to Company at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Company at any time and from time to time prior to Participant's death. If Participant is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Participant's spouse and Participant may designate a Beneficiary or Beneficiaries to receive only the Participant's one-half interest. If Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form attached hereto in Appendix 4.

SECTION 5
CHANGE IN CONTROL

5.1 Change in Control. For purposes of this Trust, a "Change of Control" means the happening of any of the following:

(i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended ("Exchange Act") (other than the Company, a Subsidiary or a Company benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, where such person's beneficial ownership of the Company's securities was not initiated by the Company or approved by the Company's Board of Directors; or

(ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, where such merger was not initiated by the Company and in which Company is not the surviving parent entity; or

(iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of April 30, 2001, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) Any liquidation or dissolution of the Company.

SECTION 6
TRUST PROVISIONS

6.1 Trust Agreement. The Company may establish the Trust for the purpose of retaining assets set aside by Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Company's general funds, and any benefits paid from the Trust shall be credited against and reduced by a corresponding amount the Company's liability to Participants under the Plan. No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Company to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Participants shall have no greater rights than general creditors of the Company.

SECTION 7
AMENDMENT AND TERMINATION

7.1 Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Participant without the Participant's written approval.

SECTION 8
ADMINISTRATION

8.1 Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

8.2 Liability of Committee Indemnification. To the maximum extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct. The Committee may employ legal counsel, consultants, actuaries and agents as they may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall provide for the keeping of detailed written minutes of its actions hereunder which shall be reviewed by the legal counsel or the consultant engaged by the Committee prior to their finalization.

8.3 Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by Company. The expenses of administering the Plan shall be borne by the Trust; provided, however, that Company shall bear, and shall not be reimbursed by, the Trust for any tax liability of Company associated with the investment of assets by the Trust.

SECTION 9
GENERAL AND MISCELLANEOUS

9.1 Rights Against Company. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Participant or to any person whomsoever, any legal, equitable or other rights against the Company, or against its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of Company stock or giving any Participant the right to continue rendering services to or for the benefit of the Company. Neither this Plan nor any action taken hereunder shall be construed as giving to any Participant the right to continue rendering services to or for the benefit of the Company or as affecting the right of the Company to dismiss any Participant. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any Participant benefit plan or other arrangement of the Company for the benefit of its Participants.

9.2 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

9.3 Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

9.4 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

9.5 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Delaware unless superseded by federal law.

9.6 Payment Due to Incompetence. If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper. Any such payment shall be in complete discharge of the Company's obligations under this Plan.

9.7 Taxes. The Company may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

9.8 Attorney's Fees. Company shall pay the reasonable attorney's fees incurred by any Participant in an action brought against Company to enforce Participant's rights under the Plan, provided that such fees shall only be payable in the event that the Participant prevails in such action.

9.9 Plan Binding on Successors/Assignees. This Plan shall be binding upon and inure to the benefit of the Company and its successor and assigns and the Participant and the Participant's designee and estate.

APPENDIX 1

ACKNOWLEDGMENT

The undersigned Participant hereby acknowledges that Company has selected him or her as a participant in the Building Materials Holding Corporation 1999 Deferred Compensation Plan For Directors as amended, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Participant in conjunction with executing this Acknowledgment. Participant acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. Participant also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan. Participant understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by Participant and returned to Company.

Dated:

Print Name:

Signed:
Participant

Dated:
BUILDING MATERIALS HOLDING CORPORATION

Print Name:

Signed:
[Officer]

APPENDIX 2

DISTRIBUTION ELECTION

Pursuant to Section 3.3 of the Building Materials Holding Corporation 1999 Deferred Compensation Plan For Directors as amended (the "Plan"), I hereby elect to have all amounts credited to my Account during the period of my participation in the Plan, together with any earnings credited thereon, distributed to me on the terms elected below:

I elect to have distribution of my Investment and/or Stock Account paid to me:

_______	upon reaching age: _____
_______	upon the passage of ______ years
_______	upon termination of association
_______	upon the earlier to occur of termination of association with Company or passage of _____ years
_______	upon the later to occur of termination of association with Company or passage of _____ years

I elect to have distribution of my Investment Account paid to me in:

_______	A lump sum
_______
Sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the account.

_______
One hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the account.

I elect to have distribution of my Stock Account paid to me in:

_______	A lump sum
_______	Distribute outstanding deferred stock certificates annually for a period of up to 5 years

This election shall take effect for amounts deferred by me with respect to the Plan Year beginning January 1, 2004. The distribution of amounts from my Account pursuant to this election is subject to all of the terms and conditions of the Plan and of the Building Materials Holding Corporation 1999 Deferred Compensation Plan Trust Agreement For Nonemployees, a copy of which I have been given by the Employer, and which I have read and understood.

Dated:

Print Name:

Signed:

APPENDIX 3

DIRECTOR

ELECTION OF DEFERRAL

I understand that, under Section 3.1 of the Building Materials Holding Corporation 1999 Deferred Compensation Plan For Non-employees (the "Plan"), the minimum annual deferral amount is $5,000 of Compensation for the Plan Year in question. I elect, pursuant to Section 3.1 of the Plan, to make the following deferral(s) with respect to Compensation earned during the Plan Year beginning January 1, 2004 and ending December 31, 2004:

$______	Quarterly when director fee’s are paid (minimum annual=$5,000)

yes / no	Annual director stock grant

This election shall take effect for the Plan Year beginning January 1, 2004. It may be terminated or modified by me only with written notice. The election shall remain in effect for each successive Plan Year until a termination, modification or subsequent election is submitted. The deferral of Compensation hereby elected is subject to all of the terms and conditions of the Plan and of the Building Materials Holding Corporation 1999 Deferred Compensation Plan Trust Agreement For Directors, a copy of which I have been given by the Company, and which I have read and understood.

Dated:

Print Name:

Signed:

APPENDIX 4

BENEFICIARY DESIGNATION

In the event I should die prior to the receipt of all money accrued to my credit under this election, I elect to have the balance paid to the following named individual(s) in the following percentages(s):

Complete A if you are a resident of a community property state. Complete B if the state in which you reside is not a community property state.

A.	50%	to my spouse ______________________________________
	__%
	__%

B.	__%
	__%
	__%

Dated:

Print Name:

Signed: